Exhibit 99.1

Kris Bevill, Public Relations 701.280.5076 (Office) | 701.306.8561 (Cell) kris.bevill@alerus.com Melissa Von Arx, Public Relations 507.535.1297 (Office) melissa.vonarx@hfsb.com

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION and HMN Financial, Inc. RECEIVE STOCKHOLDER
AND REGULATORY APPROVAL TO proceed with Merger

GRAND FORKS, N.D. and ROCHESTER, MN (September 26, 2024) – Alerus Financial Corporation (Nasdaq: ALRS) and its wholly owned subsidiary, Alerus Financial, National Association, (together, “Alerus”) announced today they have received all regulatory approvals necessary to complete the previously announced acquisition of HMN Financial, Inc. (Nasdaq: HMNF) and its wholly owned subsidiary, Home Federal Savings Bank (together, “Home Federal”). The merger was unanimously approved by the board of directors of each company. Stockholders of each company approved the all-stock transaction during special meetings held September 12, 2024. Alerus and Home Federal anticipate the acquisition will close early in the fourth quarter of 2024, subject to customary closing conditions.

“This is an exciting time for both Alerus and Home Federal as we merge our teams and prepare to provide an enhanced financial services experience for our combined clients,” said Katie Lorenson, President and CEO at Alerus. “As an experienced acquirer, we are committed to providing a seamless transition for Home Federal’s employees and clients and we look forward to helping them achieve their long-term financial goals.”

“We carefully selected Alerus as our merger partner for many reasons, but at the top of the list are our similar values and commitment to client service,” said Brad Krehbiel, President and Chief Executive Officer of HMNF. “Our merger with Alerus is the right choice for our stockholders, our clients, and our employees, and we are excited for the new opportunities this will bring to our clients and team.”

Upon completion of the transaction, Alerus will have approximately $5.5 billion in total assets, $3.7 billion in total loans, $4.3 billion in total deposits, and approximately $43.1 billion in assets under administration and management. The addition of Home Federal’s 12 branches in Rochester, Minnesota and throughout southern Minnesota, one branch in Iowa, and one branch in Wisconsin, will expand Alerus’ footprint to new markets and increase its total number of branches to 29 locations throughout the Midwest and Arizona.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, N.A., Alerus provides diversified and comprehensive financial solutions to businesses and consumer clients, including banking, wealth services, and retirement and benefits plans and services. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet the clients’ needs.

Alerus has banking and wealth offices in Grand Forks and Fargo, North Dakota, the Minneapolis-St. Paul, Minnesota metropolitan area, and Phoenix and Scottsdale, Arizona. Alerus Retirement and Benefits serves advisors, brokers, employers, and plan participants across the United States.

About HMN Financial, Inc.

HMN Financial, Inc. (Nasdaq: HMNF) and Home Federal Savings Bank are headquartered in Rochester, Minnesota. Home Federal operates twelve full-service offices in Minnesota located in Albert Lea, Austin, Eagan, Kasson, La Crescent, Owatonna, Rochester (4), Spring Valley and Winona, one full-service office in Marshalltown, Iowa, and one full-service office in Pewaukee, Wisconsin. Home Federal also operates a loan origination office located in La Crosse, Wisconsin.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation (“Alerus”) and HMN Financial, Inc. (“HMNF”) and certain plans, expectations, goals, projections and benefits relating to the merger of HMNF with and into Alerus (the “Merger”), all of which are subject to numerous assumptions, risks and uncertainties. These statements are often, but not always, identified by words such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized,” “target” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements Alerus makes regarding the ability of Alerus and HMNF to complete the transactions contemplated by the agreement and plan of merger (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the Merger, statements about the expected timing for completing the Merger, the potential effects of the proposed Merger on both Alerus and HMNF, and the possibility of any termination of the Merger Agreement, and any potential downward adjustment in the exchange ratio.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Alerus and HMNF with the SEC, risks and uncertainties for Alerus, HMNF and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of HMNF’s operations with those of Alerus will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed Merger; (4) changes to tax legislation and their potential effects on the accounting for the Merger; (5) the failure to satisfy other conditions to completion of the proposed Merger; (6) the failure of the proposed Merger to close for any other reason; (7) diversion of managements’ attention from ongoing business operations and opportunities due to the proposed Merger; (8) the challenges of integrating and retaining key employees; (9) the effect of the announcement of the proposed Merger on Alerus’, HMNF’s or the combined company’s respective customer and employee relationships and operating results; (10) the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (11) the amount of HMNF’s stockholders’ equity as of the closing date of the Merger and any potential downward adjustment in the exchange ratio; (12) the dilution caused by Alerus’ issuance of additional shares of Alerus’ common stock in connection with the Merger; and (13) changes in the global economy and financial market conditions and the business, results of operations and financial condition of Alerus, HMNF and the combined company. Please refer to Alerus’ Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 8, 2024 and HMN’s Annual Report on Form 10-K/A for the year ended December 31, 2023 filed with the SEC on March 19, 2024, as well as both parties’ other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Any forward-looking statement included in this report is based only on information currently available to management and speaks only as of the date on which it is made. Neither Alerus nor HMNF undertakes any obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.